Exhibit F

                         AGREEMENT FOR THE PURCHASE AND
                         SALE OF COMMERCIAL REAL ESTATE

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF COMMERCIAL REAL ESTATE ("Agreement") is entered into as of March 3, 1997 ("Effective Date") between Bishop Powers, Ltd., a Colorado limited partnership ("Seller") and State Bank & Trust of Colorado Springs. a Colorado State Chartered Bank ("Purchaser"), upon the basis of the following facts:

                                    RECITALS
                                    --------

     Seller is the owner of the real property described in Exhibit A attached hereto and incorporated herein by reference (the "Center"). Seller proposes to develop the Center for commercial uses, and in furtherance thereof, proposes to subdivide a portion of the Center ("Phase 1") substantially as shown on the concept plan ("Concept Plan") attached hereto as Exhibit B.

     Seller has entered into contracts with third parties for the sale of Lots 1 and 4 as shown on the Concept Plan. Purchaser desires to purchase from Seller the property identified on the Concept Plan as Lot 2, for development by Purchaser as a facility for a branch bank ("Purchaser's Intended Use").

     Subject to the terms of this Agreement, Seller has agreed to sell the "Property", as hereinafter described, to Purchaser.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

     SECTION 1. SALE OF PROPERTY. Subject to the terms and conditions provided in this Agreement, Seller agrees to sell and Purchaser agrees to purchase all of Seller's right, title and interest in and to the real property described in Exhibit C and incorporated herein by reference (the "Property").

     SECTION 2. PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the Property is $330,627.00 (the "Purchase Price"), adjusted as provided in Section 3.2(c). The Purchase Price will be paid by Purchaser in the following manner

     2.1 Earnest Money Deposit. Purchaser has deposited the sum of $10,000.00 with Lawyers Title Insurance Company, 555 East Pikes Peak, Suite 120, Colorado Springs, Colorado 80903 (the "Title Company") as earnest money and as a deposit towards payment of the Purchase Price (together with any additions to such deposit, herein the "Earnest Money Deposit"). The Earnest Money Deposit shall be credited against the Purchase Price at Closing (as defined below). The Earnest Money Deposit shall earn interest at the highest available rate, and any interest accrual shall belong to the party entitled to the Earnest Money Deposit in accordance with this Agreement.

     2.2 Funds at Closing. At Closing, Purchaser shall pay to Seller the balance of the Purchase Price, which balance shall be paid in immediately available good funds.

     SECTION 3. TITLE MATTERS.

     3.1 Permitted Exceptions. Seller shall transfer and convey its right, title and interest in the Property to Purchaser, subject only to such matters as Purchaser may waive or consent to pursuant to Section 3.3, the CC&R's referred to in Section 11 hereinafter, and the matters shown on the Plat referred to in
Section 10.6 (the "Permitted Exceptions").

     3.2 Title Documents On or before fourteen (14) days after the Effective Date [March 17, 1997], Seller shall deliver to Purchaser at Seller's expense the following title evidence covering the Property (collectively, the"Title Documents"):

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          (a)  Title  Commitment.  A  title  insurance  commitment  (the  "Title
Commitment") issued by the Title Company showing the status of record title to the Property, together with copies of all recorded documents referred to in the Title Commitment The Title Commitment must commit to insure title to the Property in Purchaser in the full amount of the Purchase Price, subject only to the Permitted Exceptions The Title Commitment shall further commit to delete the standard printed exceptions. Seller shall, at its expense and immediately after Closing, cause the owner's policy of title insurance to be issued to Purchaser pursuant to the Title Commitment.

          (b) Tax Certificate. A certificate of taxes due covering the Property prepared by the Treasurer of El Paso County, Colorado.

          (c) Survey. A land survey plat (as defined in Section 38-51-102, Colorado Revised Statutes) of the Property, prepared by a licensed Colorado surveyor, which shall comply with ALTA 1992 Standards for an Urban Class survey (the "Survey"). The Survey shall contain a legal description of the Property and shall show the bearing and distances of all boundary lines of the Property, all improvements to the Property, all easements and other title matters encumbering or appurtenant to the Property, the location of all dedicated public rights-of-way adjacent to the Property, any encroachments onto or off of the Property, the Federal flood zone designation and any other matters that would be disclosed by an accurate survey of the Property, including the square footage of the Property. The Survey shall also contain the certification of the surveyor sufficient for deletion of the standard survey exception from the Title Commitment. If the square footage of the Property as determined by the Survey is different than 40,076 square feet, then the Purchase Price shall be increased or decreased at the rate of $8.25 per square foot for every square foot by which the area of the Property exceeds or is less than 40,076 square feet.

     3.3 Defects of Title. Purchaser shall have the right to object to any defect of title which appears in the Title Documents and which renders title to the Property unmerchantable or which makes the Property unsuitable for Purchaser's intended use or development (a "defect of title") Any objection to a defect of title must be in writing and must be received by Seller no later than the expiration of the Inspection Period (as defined in Section 4.2). Purchaser's failure to provide Seller with written notice of an objection to any title matter appearing in the Title Documents within the Inspection Period shall be deemed to be a waiver by Purchaser of any objection it might otherwise have; and all such title matters shall become additional "Permitted Exceptions." Notwithstanding the foregoing, if a defect of title is not revealed in the Title Documents and is discovered by Purchaser after the close of the Inspection Period, Purchaser shall have until five (5) days after the date of its discovery of the defect of title or the date of Closing, whichever is earlier, to provide Seller with notice of its objection to the defect of title, provided, however, that Purchaser shall be deemed to have approved and accepted any matters that are shown on the Plat as described in Section 10.6. If Seller receives timely written notice from Purchaser of a defect of title. Seller shall have the right, in its sole discretion, to (a) correct or cure the defect of title, (b) obtain title insurance over the defect of title through title policy endorsement or otherwise, or (c) notify Purchaser that Seller does not intend to cure or insure over the defect of title. If Seller is unable or unwilling to cure or insure over a defect of title, Purchaser shall have the right to either (a) terminate this Agreement and its obligations hereunder, or (b) waive its objection to the defect of title. If Purchaser elects to terminate this Agreement, the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation hereunder. If Purchaser elects to waive its objection to the defect of title, the title matter objected to shall thereafter be considered a "Permitted Exception." A defect of title, regardless of its disposition under this Section, shall not result in a reduction of the Purchase Price.

     SECTION 4. INSPECTION OF PROPERTY.

     4.1 Inspection Items. Seller has, prior to the Effective Date, delivered to Purchaser a phase 1 environmental assessment, dated December 12, 1997, and prepared by E-Quest Corporation (the "Environmental Audit").

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     4.2 Inspection Period. Purchaser shall have from the Effective Date through fifty (50) days after the date on which Purchaser receives the last of the Title Documents, but in any event not later than April 22, 1997 (the "Inspection Period"), in which to determine whether or not the Property is suitable for Purchaser's Intended Use, which determination shall be in Purchaser's sole discretion. At anytime during the Inspection Period, Purchaser shall have the right to terminate this Agreement and all of its obligations hereunder by providing written notice to Seller of its election to terminate. Upon receipt of such a notice of termination by Seller, this Agreement shall be automatically terminated without further action by either party. Upon termination, the Title Company shall immediately return the Earnest Money Deposit to Purchaser.

     4.3 Access to Property. During the Inspection Period, Purchaser and its agents and representatives shall have access to the Property to conduct a physical inspection and to conduct such testing, including core drilling and soils reports, as Purchaser deems appropriate. Until the Closing, Purchaser shall not materially alter the existing condition of the Property. Purchaser hereby indemnifies and holds Seller harmless from any and all losses, costs or expenses (including lien and personal injury claims, settlement and reasonable attorneys' fees) which arise from such entry and work, and which may be asserted against either Seller or the Property.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

     5.1 Seller's Representations and Warranties. As of the Effective Date and as of the date of Closing, Seller hereby represents and warrants to Purchaser that:

          (a) Seller is the owner and has full right, power and authority to sell, convey and transfer the Property to Buyer as provided in this Agreement and to carry out Seller's obligations under this Agreement. This Agreement and all documents executed by Seller that are to be delivered prior to or at Closing have been duly authorized and have been (or, when executed and delivered, will be) duly executed and delivered by Seller and are (or, when executed and delivered will be) legal, valid and binding obligations of Seller.

          (b) The execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, will not result in any breach of or constitute any default under or result in the imposition of any lien or encumbrance against any part of the Property under any agreement or other instrument to which Seller is a party or by which Seller or any part of the Property might be bound.

          (c) Seller is aware of the provisions of the Deficit Reduction Act of 1984, 26 U.S.C. Section 1445, et seq., and the Internal Revenue Service regulations implementing said Act referring to the withholding tax on the disposition of United States real property interests by foreign persons and foreign corporations, and Seller is not a foreign person or corporation as defined by said Act and regulations.

          (d) In the event any claim is made by any party for the payment of sums due for the furnishing of labor, materials, equipment or fuel to Seller or to the Property at the request of Seller prior to Closing, or in the event any lien is filed against the Property subsequent to Closing as a result of the furnishing of such materials, labor, equipment or fuel at the request of Seller, Seller shall immediately cause said lien to be released of record or otherwise satisfy Buyer, to Buyer's reasonable satisfaction, that such lien will be immediately released.

         5.2 Purchaser's Representations and Warranties. As of the Effective Date and as of the date of Closing, Purchaser hereby represents and warrants to Seller that:

          (a) Neither the entering into of this Agreement nor the consummation or the transaction contemplated hereby will constitute a violation or breach by Purchaser of any contract or other instrument to which Purchaser is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed

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upon it, or will result in a violation of any  applicable  law,  order,  rule or regulation of any governmental authority affecting Purchaser.

          (b) To the best of Purchaser's knowledge,  there is no action, suit or
proceeding   pending  or  threatened   against   Purchaser  which  would  affect
Purchaser's ability to enter into or consummate this Agreement.

     SECTION 6. CONDITION OF PROPERTY; DISCLAIMER OF WARRANTIES.

     6.1 As Is. Except as specifically set forth in Sections 5,10, 11 and 16 of this Agreement:

          (a) Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon; or, (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; and Seller specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of asbestos or any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

          (b) Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller or Broker other than information referred to in this Agreement.

          (c) Purchaser further acknowledges and agrees that any information provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information.

          (d) Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person.

          (e) Purchaser further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS IS" condition and basis with all faults.

It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that all of the Property is sold by Seller and purchased by Purchaser subject to the foregoing.

     6.2 Radon. The Colorado Department of Health and the United States Environmental Protection Agency ("EPA") have detected elevated levels of naturally occurring radon in structures in the Colorado Springs area. EPA has raised concerns with respect to adverse effects on human health of long-term exposure to high levels of radon. Purchaser may conduct radon tests to determine the possible presence of radon in the Property and may conduct such other investigations and consult such experts as Purchaser deems appropriate to evaluate radon mitigation measures that can be employed in the design and construction of improvements on the Property Purchaser shall rely solely upon such investigations and consultations and acknowledges that Seller has made no representation, express or

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implied,  concerning  the  presence  or  absence of radon in the  Property,  the suitability of the Property for development or the design or construction techniques, if any, that can be employed to reduce any radon levels in improvements built on the Property; and Purchaser, for itself and its successors and assigns, releases Seller from any liability whatsoever with respect to the foregoing matters.

     SECTION 7. CONDITIONS PRECEDENT TO PURCHASE AND SALE.

     7.1 Conditions Precedent to Purchaser's Obligations. The following matters shall constitute absolute conditions precedent to Purchaser's obligations to purchase the Property:

          (a) Seller's representations and warranties set forth in Section 5.1 of this Agreement shall be true and correct as of the closing date.

          (b) The Seller has received all approvals contemplated by Section 10 of this Agreement.

          (c) The Plat referenced in Section 10.6 has been recorded.

          (d) Seller has provided Purchaser with a copy of the Letter of Credit referenced in Section 10.3.

Section 10.3.

     In the event that the conditions set forth above are not met or satisfied on or before Closing, then Purchaser may either obtain a refund of the Earnest Money Deposit following which neither party shall thereafter have any further liability to the other hereunder or Purchaser may waive in writing the nonfulfillment of any portion of these conditions and purchase the Property pursuant to the terms and provisions hereof without any reduction in the Purchase Price.

     7.2 Condition Precedent to Seller's Obligation. The following matters shall constitute absolute conditions precedent to Seller's obligations to sell the
Property:

          (a)  Purchaser's  representations  and warranties set forth in Section
5.2 of this Agreement shall be true and correct as of the closing date.

          (b) Seller has determined  that the Development  Budget  referenced in
Section 10.1 does not reflect a total cost thatexceeds $365,000.00.

          (c) The Seller has received all approvals contemplated by Section 10 of this Agreement.

          (d) The Plat referenced in Section 10.6 has been recorded (and Seller shall use its best efforts to cause the Plat to be recorded after approved and executed by the City).

         In the event the condition set forth above is not met or satisfied on or before Closing, then Seller may terminate this Agreement by giving written notice of termination to Purchaser in which event the Earnest Money Deposit shall be refunded to Purchaser following which neither party shall thereafter have any further liability to the other hereunder, or Seller may waive in writing the nonfulfillment of the condition and sell the Property to the Purchaser pursuant to the terms and provisions hereof.

     SECTION 8. CLOSING.

     8.1 Closing Date. The closing of the purchase and sale of the Property (the "Closing") shall occur ten (10) days following notice from Seller that the Plat referred to in Section 10.6 has been recorded, unless extended by Purchaser in accordance with Section 8.4. The Closing shall occur at the offices of the Title Company.

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     8.2  Purchaser's  Obligations  at  Closing.  In addition to delivery of the balance of the Purchase Price as described in Section 2.2., the net amount of which (shown as the amount due Seller on the Settlement Statements executed at Closing) shall be deposited into escrow pursuant to the provisions of the Escrow Agreement described in Section 10.2 hereinafter, Purchaser shall execute and deliver the following to Seller at Closing:

          (a) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

          (b) A statement which reflects the settlements and prorations provided for in Section 9.

          (c) The Escrow Agreement.

          (d) Such other documents that may be necessary to carry out the purposes of this Agreement.

     8.3 Seller's Obligations at Closing. Seller shall execute and deliver the following to Purchaser at Closing:

          (a) A Special Warranty Deed conveying the Property to Purchaser, subject only to the Permitted Exceptions.

          (b) A FIRPTA Affidavit.

          (c) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

          (d) A statement which reflects the settlements and prorations provided for in Section 9.

          (e) The Escrow Agreement.

          (f) Such other documents that may be necessary to carry out the purposes of this Agreement.

     8.4 Purchaser's Right to Extend Closing. In the event Purchaser has not received approval of the City of Colorado Springs ("City") of Purchaser's Development Plan (as hereinafter defined), Purchaser shall have the right to extend the Closing for a period of 45 days by giving written notice to Seller on or before the date then set for Closing, and depositing with the Title Company prior to the giving of such notice to extend the Closing, the additional sum of $25,000.00, which, together with the initial deposit of $10,000.00, shall be the Earnest Money Deposit hereunder.

     SECTION 9. SETTLEMENT AND PRORATIONS. The following items shall be prorated or settled between Purchaser and Seller at Closing:

     9.1 Taxes and Assessments. Prior to Closing, Seller shall pay the amount of any unpaid real and personal property taxes allocable to the Property for tax years prior to the year of Closing and any special assessments for improvements installed prior to Closing. If Seller fails to pay the entire amount of such taxes and assessments by Closing, Seller shall be debited on its settlement sheets with the unpaid amount of such taxes and assessments and any resulting penalties. Real property taxes and assessments for the Property for the year of Closing, payable in the following calendar year, shall be apportioned between Seller and Purchaser as of the date of Closing. Such apportionment shall be computed on the basis of the most recent assessed valuation and mill levy information, and shall be final.

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     9.2 Miscellaneous Closing Costs. Seller shall pay the costs associated with providing Purchaser with the title insurance policy described in Section 3 2. All real estate recording and documentary fees payable in connection with the purchase and sale of the Property shall be paid by Purchaser. Any fee for closing services which is charged by the Title Company shall be shared equally by Seller and Purchaser. Except as otherwise expressly provided in this Agreement, Purchaser and Seller shall pay their own fees and expenses incurred in the preparation, execution and performance of their respective obligations under this Agreement.

     SECTION 10. APPROVALS, PLANNING, PLATTING AND DEVELOPMENT.

     10.1 Seller's Development Obligations - Generally. The Seller shall be responsible for subdividing, platting and the Off Site and On Site Development Work (as hereinafter defined) of Phase 1, including the Property. On or before forty (40) days after the Effective Date [April 12, 1997], Seller shall furnish Purchaser with a development budget for all on and off site development work for Phase 1 (including both "hard" and "soft" costs), with a time line for completion of such work. Prior to the end of the Inspection Period, Seller and Purchaser shall have agreed upon the development budget and the time line for completion of such work. In the event the parties are unable to agree on the development budget and the time line on or before the end of the Inspection Period, then upon notice by either party to the other, this Agreement shall terminate, and the Title Company shall immediately return the Earnest Money Deposit to Purchaser. In the event the parties are able to agree, then three copies of the agreed upon development budget ("Development Budget"), showing a line item breakdown of all on and off site development work (the "Development Work"), and time line for the completion of such work ("Time Line") shall be signed by both parties, each shall retain one copy and one copy shall be delivered to the Title Company.

     10.2 Timing of Seller's Development Obligations. Prior to Closing, Seller shall complete and attempt to obtain the City's approval of the Concept Plan and the Plat (as hereinafter defined) of the Phase 1 property. It is anticipated that none of the Development Work will be completed by Closing. As a consequence, and to assure the Purchaser that the Development Work will be completed in a timely manner following the Closing, the parties have agreed that at Closing, they will place the net amount of the Purchase Price payable to Seller at Closing in an escrow, the terms of which will be substantially as set forth in the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit D.

     10.3 Off Site Development Work. For purposes of this Agreement, "Off Site Development Work" shall mean all of the off site development work required to be completed by the City as a condition of the City's approval of the Concept Plan and the Plat, which the parties anticipate shall include the following:

          (a) Dedication of land for the interchange of Palmer Park Boulevard and Powers Boulevard and for the widening of Palmer Park Boulevard.

          (b) Construction of the adjacent strip to the north of Palmer Park Boulevard which widens Palmer Park Boulevard pursuant to City specifications.

          (c) Construction of curb and gutter on the north side of widened Palmer Park Boulevard.

          (d) Construction of raised median on Palmer Park Boulevard and the construction of a traffic signal at the entry road of the Center.

          (e) Construction of all drainage improvements required for Phase I of the Center.

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In accordance with the City's procedures, the parties acknowledge that the City, as a condition of the approval of the Concept Plan and the Plat, will require Seller agree to complete the Off Site Development Work, and to post with the City a letter of credit ("Letter of Credit") to assure the City of the completion of the Off Site Development Work.

     10.4 On Site Development Work. For purposes of this Agreement, "On Site Development Work" shall mean all of the on site development work required to be completed by the City as a condition of the City's approval of the Concept Plan and the Plat, and the following:


          (a) Rough grading of the Phase I in accordance with the City approved grading plan (the "Grading Plan").

          (b) Construction of interior roadway system per Concept Plan attached hereto as Exhibit B.

          (c) Utility loop construction, stubbing all utilities to the Property Pursuant to City Utility Department specifications.

     10.5 Purchaser's Development Plan. Purchaser acknowledges that the City will require a development plan or development plans ("Purchaser's Development Plan") for the Property to be approved in accordance with applicable zoning laws and City subdivision ordinances prior to the issuance of any building permit for construction of improvements on the Property. In addition, Purchaser acknowledges that in accordance with the provisions of the CC&R's (as hereinafter defined) Seller will have certain approval rights, including the right to approve development plans prior to their submission to the City. Before submitting any Purchaser's Development Plan for the Property to the City, Purchaser shall submit Purchaser's Development Plan to Seller for approval in accordance with the CC&R's. Purchaser shall not permit any development plan to become final and binding on the Property or Seller until after Closing.
Purchaser shall be solely responsible for obtaining the City's approval of Purchaser's Development Plan, and Seller will cooperate with Purchaser's efforts to obtain the City's approval of Purchaser's Development Plan as approved by Seller.

     10.6 Platting. Purchaser has been provided with a preliminary plat of the Property, which Purchaser hereby acknowledges it has approved. Purchaser acknowledges that the Property must be platted and that governmental authorities will require a plat ("Plat") of Phase 1 (including the Property), to be approved in accordance with applicable zoning laws and City subdivision ordinances and recorded prior to the issuance of any building permit for construction of improvements on the Property. Purchaser acknowledges that the Plat will have to provide for landscaping, utility and drainage easements as required by the City. Seller shall be responsible for obtaining the City's approval of the Plat.

     10.7 Seller's Plat Responsibilities. Contingent upon Closing, Seller shall be responsible for all improvements, fees and agreements with the City concerning either installation of improvements or provisions for public facilities that are required pursuant to approval and recording of the Plat affecting the Property. Purchaser shall be responsible for all fees and charges payable in connection with building permits or otherwise payable with respect to the Property, except for the specific obligations of Seller identified in this Agreement.

     10.8 Utility Service. Seller shall be responsible for extending water, natural gas, electric and sewer utility lines from their current locations to the Property boundary, for repairing streets damaged by such extensions. Purchaser shall be responsible for extending such utility services to the improvements it constructs on the Property and for paying all tap, line extension and other City imposed charges and fees in connection with the extension of such utility services to the improvements. Purchaser acknowledges that the City installs all electric lines and that Purchaser will be solely responsible for making arrangements

(m:bp-state.co3/2-28-97)
with the City's Department of Utilities to extend electric lines and to provide electrical service to meet the particular needs of the improvements to be constructed on the Property. Purchaser will also be responsible for obtaining telephone and cable television lines and service for the Property. Purchaser acknowledges that the Plat will have to provide for utility easements as required by the City.

     10.9 Streets. Access to the Property will be provided via public and private streets. Seller shall be solely responsible for providing permanent access to the Center from Palmer Park Boulevard and for construction of all private streets shown on the Concept Plan. Purchaser shall be solely responsible for constructing all driveways within the boundaries of the Property and all curbs and sidewalks on or adjacent to the Property required by governmental authorities.

     10.10 Drainage. Seller shall be responsible for installing, or causing to be installed, all drainage facilities required by the City outside of Phase 1 that relate to development on the Property. Purchaser will be solely responsible for providing all drainage facilities required within the boundaries of the Property in accordance with the Purchaser's Development Plan, the Plat and any applicable drainage plans approved by the City. Purchaser acknowledges the Plat will have to provide for drainage easements as required by the City.

     10.11 Park and Drainage Fees. Seller will hold Purchaser harmless from all requirements and obligations to the City for park fees and drainage fees with respect to the Property that are required to be paid in conjunction with the filing and approval of the Plat under ordinances in effect at the time of this Agreement.

     10.12 Purchaser's Approval Rights. On or before fourteen (14) days after the Effective Date [March 17, 1997], Seller shall deliver to Purchaser at Seller's expense the following:

          (a) The Grading Plan;

          (b) The proposed final Concept Plan;

          (c) The proposed final Plat;

          (d) Plans and Specifications for the private roads.

In addition,  Seller shall  submit the CC&R's to  Purchaser in  accordance  with
Section 11.1. Purchaser shall have fourteen (14) days after it receives any of the foregoing to approve or disapprove the same by giving written notice to Seller, and if it disapproves (a "Disapproval"), stating specifically the reasons therefor. In the event Purchaser does not give such notice within the time period allowed, it shall conclusively be deemed to have given its approval. If Seller receives timely written notice from Purchaser of a Disapproval, Seller shall have the right, in its sole discretion, to (a) correct or cure the Disapproval, or (b) notify Purchaser that Seller does not intend to cure the Disapproval. If Seller is unable or unwilling to cure the Disapproval, Purchaser shall have the right to either (a) terminate this Agreement and its obligations hereunder, or (b) waive its Disapproval. If Purchaser elects to terminate this Agreement, the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation hereunder. If Purchaser elects to waive its Disapproval, the matter objected to shall thereafter be considered approved.

     10.13 Cooperation. The Seller and Purchaser shall cooperate with one another in a reasonable manner to the end that the Closing occurs as contemplated by this Agreement. All approvals required to be obtained by either party pursuant to this Agreement shall be sought in a reasonable manner and acted upon diligently and expeditiously. Whenever the provisions of this Agreement require one party to obtain

(m:bp-state.co3/2-28-97)
the other party's approval, such approval shall not be unreasonably withheld or delayed. Each party shall use its good faith efforts to satisfy all the conditions to its performance of this Agreement.

     SECTION 11. THE COVENANTS FOR THE CENTER.

     11.1 Covenants. On or before twenty-one (21 ) days after the Effective Date [March 24, 1997], Seller shall deliver to Purchaser at Seller's expense, the covenants ("CC&R's") Seller intends to place on the Center and Phase 1, including the Property. Purchaser acknowledges that the Property will be conveyed subject to the CC&R's. In addition to other matters, the CC&R's shall:

          (a) Contain a prohibition against the use of any property in the Center, other than the Property, for a financial institution (an organization that makes loans and collects deposits), including any federal or state chartered commercial bank or saving and loan association, any commercial and noncommercial credit union.

          (b) Provide that any private roadways shall be governed by the CC&R's and each property owner within the Center shall pay it's proportionate share of expenses which shall be allocated among those property owners owning platted lots within any phase of the development that has been incorporated in the CC&R's currently being served by the roads and services.

          (c) Contain provisions allowing the Seller to "phase" the development of the property within the Center.

          (d) Contain provisions allowing the Seller to approve all plans and specifications for any improvements to be constructed on any property within the Center, and development plan for or plat of any property within the Center.

          (e) Shall permit Purchaser use of 20% of the signage space on the southerly of two Center signs.

Purchaser shall have the right to approve the CC&R's in accordance with the procedures set forth in Section 10.12.

     11.2 Other Development. Purchaser acknowledges that Seller has made no representations or warranties to Purchaser concerning the development of any other property adjacent to or in the vicinity of the Property on which Purchaser has relied.

     SECTION 12. RESERVED.

     SECTION 13. NAME AND LOGO. Except for directional and location identification purposes, neither the name "The Crossing at Palmer Park Center," any derivatives thereof, nor the logos associated with such name may be used in any way in connection with the Property or any promotion of it, unless Seller has given its prior written approval to such use.

     SECTION 14. CONDEMNATION. If, between the Effective Date and Closing, any portion of the Property is taken in condemnation, Purchaser shall have the option to terminate this Agreement and its obligations hereunder. The option to terminate contained in this Section must be exercised by written notice to Seller no later than ten (10) business days after Purchaser is notified by Seller or others of the condemnation. If Purchaser exercises its option to terminate in accordance with this Section, the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation hereunder. If Purchaser does not exercise its option to terminate as provided in this Section,

(m:bp-state.co 3/2-28-97)
the Agreement shall continue in full force and effect. In such event, the Purchase Price shall be paid by Purchaser at Closing without reduction, but Seller shall remit to Purchaser all awards received by Seller as a result of the condemnation.

     SECTION 15. DEFAULT AND REMEDIES. In the event of default by either party under this Agreement, Purchaser and Seller agree as follows:

     15.1 Default by Purchaser. If Purchaser shall default in the performance of its obligations hereunder, Seller's sole and only remedy shall be to terminate this Agreement and to retain the Earnest Money Deposit as liquidated damages.

     15.2 Default by Seller If Seller shall default in the performance of its obligations hereunder, Purchaser shall have the right to either (a) terminate this Agreement and to obtain the return of the Earnest Money Deposit, or (b) enforce this Agreement through an action for specific performance. Purchaser hereby waives its right to recover damages from Seller, including without limitation any loss of profits, consequential damages, punitive damages or any other damages or losses suffered by Purchaser in connection with this Agreement.

     SECTION 16. BROKERS. Seller represents and warrants to Purchaser that, other than Highland Commercial Group, LLC, and Price Properties, Inc., f/k/a Paragon-Price Commercial, Inc. (collectively, "Broker"), no broker or finder has been engaged by Seller in connection with any of the transactions contemplated by this Agreement. Seller further represents and warrants that no person or entity, other than Broker, now claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Seller because of such transactions. Seller agrees to pay Broker a commission equal to ten percent (10%) of the Purchase Price, which commission shall not be earned or payable until the occurrence of the Closing and Seller's receipt of the Purchase Price. In the event of a termination of this Agreement, Broker shall have no right to share in the Earnest Money Deposit if retained by Seller Purchaser represents and warrants to Seller that no broker or finder has been engaged by Purchaser in connection with any of the transactions contemplated by this Agreement. Purchaser further represents that no person or entity claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Purchaser because of such transactions. Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys' fees, resulting from any breach of the representations and warranties contained in this Section.

     SECTION 17. ASSIGNMENT. Purchaser shall not have the right to assign all or any part of its interest or rights under this Agreement without the prior written consent of Seller, except for an assignment to an affiliate. For purposes hereof, "affiliate" means any person or entity which controls, is controlled by, or is under common control with, the Purchaser. A person or entity shall be deemed to have control of another person or entity if such person or entity directly or indirectly or acting in concert with one or more persons and/or entities, or through one or more subsidiaries, owns, controls or holds with power to vote more than 15 percent of the voting shares or rights of such other entity, or controls in any manner the election or appointment of a majority of the directors. trustees or managers of another entity, or is the general partner in or has contributed more than 25 percent of the capital of such other entity.

(m:bp-state.co3/2-28-97)

     SECTION 18. MISCELLANEOUS.

     18.1 Notices. All notices required or permitted under this Agreement shall be given by nationally recognized overnight courier, for "next day" delivery, with all delivery costs paid, or by hand delivery, directed as follows:

     If intended for Seller, to:

                  Bishop Powers, Ltd.
                  c/o Bishop Capital Corporation
                  716 College View Drive
                  Riverton, WY 82501
                  Attn: Robert Thrailkill
                  Phone: (307) 856-3800

     If intended for Purchaser, to:

                  State Bank & Trust of Colorado Springs
                  111 South Tejon
                  Colorado Springs, CO 80903
                  Attn: John G.  Jackson, President

     with a copy in each case to:

                  Flynn McKenna Wright & Karsh, llc
                  Plaza of the Rockies, Suite 202
                  111 South Tejon
                  Colorado Springs, Co 80903
                  Attn: R. Tim McKenna

     and to:

                  Berniger, Berg, Diver, Noecker & Wood-Ellis, LLC
                  Suite 310
                  90 South Cascade Avenue
                  Colorado Springs, CO 80903
                  Attn: Thomas E.  Berg

Any notice delivered by overnight carrier in accordance with this paragraph shall be deemed to have been duly given when delivered. Any notice which is hand delivered shall be effective upon receipt by the party to whom it is addressed. Either party, by notice given as above, may change the address to which future notices should be sent.

     18.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

     18.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Seller and Purchaser, and may not be modified in any manner except by an instrument in writing signed by both parties.

(m:bp-state.co3/2-28-97)

     18.4 Headings. The section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

     18.5 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

     18.6 Unenforceable Provisions. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law.

     18.7 Time of the Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement, and the failure to timely perform any of the terms, conditions, obligations or provisions hereunder by either party shall constitute a breach of and a default under this Agreement by the party so failing to perform. In calculating any period of time provided for in this Agreement, the number of days allowed shall refer to calendar and not business days If any day scheduled for performance of any obligation hereunder shall occur on a weekend or holiday, the time period allowed and day for performance shall be continued to the next business day.

     18.8 Waivers. No waiver by either party of any provision hereof shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by either party of the same or any other provision.

     18.9 Attorneys' Fees and Costs. In the event of litigation between Seller and Purchaser arising out of the enforcement of or a default under this Agreement, the prevailing party shall be entitled to judgment for court costs and reasonable attorneys' fees in an amount to be determined by the court.

     18.10 Governing Law; Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Seller and Purchaser and their respective counsel have reviewed, revised and approved this Agreement. Accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     18.11 Duration of Offer. Purchaser has executed and submitted this Agreement to Seller as an offer for acceptance by Seller to be evidenced by Seller s execution of this Agreement. Purchaser's offer as represented by this Agreement shall continue in effect only until March 7, 1997. If Purchaser has not received a copy of this Agreement executed by Seller on or before that date, Purchaser's offer and this Agreement shall immediately terminate and shall no longer be of any force or effect.

     18.12 Purchaser's Board of Director's Approval. The purchase of the Property shall remain subject to, and contingent upon, review and approval by State Bank's Board of Directors and outside Legal Counsel, which shall be obtained within three (3) business days of the Effective Date [March 6, 1997].

(m:bp-state.co3/2-28-97)

This Agreement for the Purchase and Sale of Commercial Real Estate has been executed as of the date first written above.

                        SELLER:

                            Bishop Powers., Ltd.
                            By: Bishop Capital Corporation, its general partner

                            By: /s/ Robert E.  Thrailkill
                                ---------------------------
                            Its: President
                                ---------------------------

                         PURCHASER:


                            State Bank & Trust of Colorado Springs

                            By:  /s/  John G.  Jackson
                                 ----------------------------
                            Its: President
                                 ----------------------------


(m:bp-state.co3/2-28-97)

                              AGREEMENT OF BROKER

The undersigned, as Broker hereunder, acknowledges and agrees that Section 16 of the foregoing Agreement correctly sets forth the understanding and agreement between Broker and Seller relating to the payment of a commission resulting from the sale of the Property.

BROKER:

Highland Commercial Group, LLC

By:
    ---------------------------------

Its:
    ---------------------------------


Paragon Properties, Inc., f/k/a
Paragon-Price Commercial, Inc.

By:
   ----------------------------------

Its:
   ----------------------------------


(m:bp-state.co3/2-28-97)

EXHIBITS
to
Agreement for the Purchase
and Sale of Commercial Real Estate

Exhibit A         Legal Description of Center

Exhibit B         Concept Plan

Exhibit C         Legal Description of Property

Exhibit D         Escrow Agreement



(m:bp-state.co3/2-28-97)

                                   EXHIBIT A
                                       to
                         Agreement for the Purchase and
                         Sale of Commercial Real Estate

                          Legal Description of Center

A PORTION OF THE NE1/4 SE1/4 OF SECTION 1, TOWNSHIP 14 SOUTH, RANGE 66 WEST OF THE 6TH P.M., CITY OF COLORADO SPRINGS, COUNTY OF EL PASO, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: ASSUMING THE EASTERLY LINE OF THE SE1/4 OF SAID SECTION 1 BEARS N 00 DEGREES 01'42" W, WITH THE NORTHEAST CORNER AND THE SOUTHEAST CORNER OF SAID SE1/4 BEING 3/4 INCH ROD WITH NO CAPS (APPROXIMATELY ONE FOOT BELOW ASPHALT); COMMENCING AT THE NORTHEAST CORNER OF SAID SE1/4 OF SECTION 1; THENCE N 86 DEGREES 28'07" W, ALONG THE NORTHERLY LINE OF SAID SE1/4, A DISTANCE OF 57.11 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF POWERS BOULEVARD AS DESCRIBED IN BOOK 5256 AT PAGE 39 OF THE RECORDS OF EL PASO COUNTY, COLORADO, POINT ALSO BEING THE TRUE POINT OF BEGINNING; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE, THE FOLLOWING FOUR (4) COURSES: (1) S 02 DEGREES 18'11" W, A DISTANCE OF 297.98 FEET; (2) S 00 DEGREES 00'17" E, A DISTANCE OF 826.60 FEET; (3) ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 89 DEGREES 30'40", A RADIUS OF 100.00 FEET, A DISTANCE OF
156.23 FEET (CHORD BEARS S 44 DEGREES 45'03" W); (4) S 00 DEGREES 38'51" W, A DISTANCE OF 43.87 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF PALMER PARK BOULEVARD (100' R.O.W.) AS DESCRIBED IN BOOK 2501 AT PAGE 158 AND IN BOOK 2517 AT PAGE 730 OF SAID RECORDS; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF PALMER PARK BOULEVARD, THE FOLLOWING TWO (2) COURSES: (1) N 88 DEGREES 24'44" W, A DISTANCE OF 814.03 FEET; (2) N 86 DEGREES 26'21" W, A DISTANCE OF 335.45 FEET TO THE WESTERLY LINE OF PARCEL R AS DESCRIBED IN BOOK 3267 AT PAGE 406 OF SAID RECORDS; THENCE ALONG SAID WESTERLY LINE AND NORTHERLY LINE OF SAID PARCEL R, THE FOLLOWING NINE (9) COURSES: (1) N 00 DEGREES 05'34' W, A DISTANCE OF 54.41 FEET; (2) N 49 DEGREES 30'30" E, A DISTANCE OF 152.93 FEET; (3) ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 64 DEGREES 55'00", A RADIUS OF
171.50 FEET, A DISTANCE OF 194.31 FEET (CHORD BEARS N 17 DEGREES 03'00" E); (4) N 15 DEGREES 24'30" W, A DISTANCE OF 123.42 FEET; (5) ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 83 DEGREES 18' 25", A RADIUS OF 44.00 FEET, A DISTANCE OF 63.98 FEET (CHORD BEARS N 26 DEGREES 14' 42" E);' (6) N 67 DEGREES 53' 55" E, A DISTANCE OF 197.69 FEET; (7) ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 26 DEGREES 48' 16", A RADIUS OF 923.00 FEET, A DISTANCE OF 431.80 FEET (CHORD BEARS N 54 DEGREES 29' 47" E); (8) N 41 DEGREES 05' 39" E, A DISTANCE OF 548.59 FEET TO THE NORTHERLY LINE OF SAID SE1/4 OF
SECTION 1; (9) S 86 DEGREES 28' 07" E, ALONG SAID NORTHERLY  LINE, A DISTANCE OF
205.11 FEET TO THE POINT OF BEGINNING, EXCEPT THOSE PORTIONS THEREOF CONVEYED TO THE CITY OF COLORADO SPRINGS IN DEED RECORDED IN BOOK 5545 AT PAGE 89 AND IN BOOK 5842 AT PAGE 386.

                                    [GRAPHIC

                   CONCEPT PLAN - PROPOSED COMMERCIAL CENTER


                          THE CROSSING AT PALMER PARK

                                    OMITTED]

                                   EXHIBIT C
                                       to
                         Agreement for the Purchase and
                         Sale of Commercial Real Estate

                         Legal Description of Property

     Lot 2 as shown on the Concept Plan attached hereto as Exhibit A. Once determined by the Survey, the legal description shall be attached hereto as Exhibit C-1.





(m:bp-state.co3/2-28-97)

                                   EXHIBIT D
                                       to
                         Agreement for the Purchase and
                         Sale of Commercial Real Estate

                                Escrow Agreement

     THIS ESCROW AGREEMENT is executed this day of , 1997, by and among Bishop Powers, Ltd., a Colorado limited partnership ("Bishop"), State Bank & Trust of Colorado Springs ("State") and Lawyers Title Insurance Company ("Escrow Agent").

                                    RECITALS

     A. State and Bishop entered into a certain Vacant Land/Farm and Ranch Contract to Buy and Sell Real Estate dated March , 1997 (the "Contract"), whereby Bishop agreed to sell to State, and State agreed to buy, certain real property located in El Paso County, Colorado, as more particularly described on Exhibit A attached hereto (the "Property").

     B. As partial consideration for State's purchase of the Property, Bishop agreed to install certain on site improvements and off site improvements.

     C. Some or all of the on site improvements listed on Exhibit B have not been completed or paid to dale ("On Sites") and some or all of the off site improvements listed on Exhibit C have not been completed to date ("Off Sites"). However, the parties nonetheless desire to close the transaction provided for in the Contract.

     D. To ensure that the On Sites and Off sites will be completed and paid in a timely manner, State and Bishop have agreed to close on the date hereof and Bishop has agreed to deposit with Escrow Agent, pursuant to the terms of this Escrow Agreement, the net amount of the Purchase Price payable to it at closing ("Funds").

     E. The Closing shall be completed today, yet the Escrow Agent shall hold the Funds to disburse the Funds post-closing pursuant to the terms of this Escrow Agreement.

     NOW THEREFORE, in consideration for their mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Closing; The Account. The Closing shall be completed forthwith and immediately thereafter Escrow Agent shall deposit the Funds in an account at a federally chartered financial institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, which should be designated as "Lawyers Title Insurance Company on behalf of Bishop Powers, Ltd." (the "Account").

     2. Disbursements to Bishop.

          a. The parties acknowledge that disbursements from the Account to Bishop shall be made with respect to the line items in Exhibit B. Thus, Bishop will only be entitled to receive the amount set forth in Exhibit B for a given On Site, subject to Subparagraph f. below, and any greater costs incurred for that On Site shall be Bishop's sole responsibility;

(m:bp-state.co3/2-28-97)

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


          b. Prior to any disbursements being made to Bishop, Bishop shall designate in writing a development manager, and such development manager, or any successor development manager designated by Bishop shall submit a certificate and demand for payment ("Certificate") to Escrow Agent at the address set forth on the signature page of this Escrow Agreement. The Certificate shall set forth the type of On Sites for which work has been done, the extent to which each On Site has been completed, the amount of payment (based on Exhibit B) that is being demanded for each On Site, the total disbursement amount being requested and whether the Certificate is a final disbursement request;

          c. If during the term of this Escrow Agreement the amount requested by Bishop for an On Site exceeds the amount shown on Exhibit B, Escrow Agent shall only disburse to Bishop the amount designated on Exhibit B for that On Site;

         d. After confirming that payments for any particular On Site have not exceeded the amount provided in Exhibit B, Escrow Agent shall promptly disburse the requested amount from the Account. Each disbursement shall be in the form of a check from Escrow Agent and shall be made payable to Bishop;

          e. Bishop shall only submit disbursement Certificates to Escrow Agent on a bimonthly basis, but shall be permitted to submit one final Certificate at any time to handle any previously unsubmitted On Site costs. Each Certificate shall contain all previously unsubmitted On Site costs which have been incurred by Bishop to date;

          f. If State delivers an affidavit to Escrow Agent asserting that one or more of the Off Sites have not been completed by the date for completion set forth in Exhibit C, then Escrow Agent shall immediately cease making On Site disbursements to Bishop. Disbursements for On Sites shall not recommence until Escrow Agent shall have received a Certificate from the development manager, stating that the delinquent Off Sites have been completed and that no other Off Sites have become delinquent in the interim; and

          g. If Bishop installs all of the On Sites (rather than State) and funds are remaining in the Account following Bishop's final Certificate amounts, Escrow Agent shall then disburse all remaining amounts to Bishop.

     3. Default by Bishop - State's Completion. If all On Sites and Off Sites have not been completed by , 1997, State may notify Escrow Agent, and following the giving of such notice, may itself complete the On Site improvements, and draw on the remaining Funds held by the Escrow Agent in accordance with the procedures set forth in Section 2 hereinabove.

     4. Termination of Escrow. This Escrow shall terminate upon completion of all the On Site and Off Site Improvements, or by written agreement of Bishop and State.

     5. Amendments. No changes or modifications shall be effected in the terms of this Escrow Agreement except by written instrument signed by Bishop and
State.   Escrow  Agent  shall  not  be  obligated  to  honor  or  act  upon  any communications or notices received from Bishop or State unless such communications are in writing.

     6. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     7. Escrow Protection. If, at any time, Escrow Agent shall be uncertain as to any performance required of Escrow Agent hereunder, Escrow Agent shall attempt to obtain the written understanding of Bishop and State as to such performance. If Escrow Agent is unable to obtain such understanding, it may

(m:bp-state.co3/2-28-97)

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


bring an interpleader or declaratory judgment action in the District Court of El Paso County to resolve the questions as to which it is uncertain. Bishop and State hereby agree for themselves to the jurisdiction of the District Court of El Paso County, for the purposes of such an action.

     8. Indemnification. State and Bishop shall defend, indemnify and hold Escrow Agent harmless from and against all claims brought against Escrow Agent as a consequence of its actions hereunder, provided that Escrow Agent has acted in good faith and in compliance with the terms of this Escrow Agreement. The indemnification includes reasonable attorneys' fees, together with all additional costs incurred by Escrow Agent in defending against any such claim.

     9. Notices. All notices required or permitted to be given or delivered hereunder shall be in writing and be hand delivered or sent by a nationally recognized overnight courier for "next day" delivery, with all delivery costs paid, addressed to the party intended at its address as set forth in the Escrow Agreement or such other address as it may designate by notice given to the other party in the manner aforesaid. All such notices shall be deemed to have been given and delivered when hand delivered, or when delivered by Federal Express, UPS, Airborne or any other overnight delivery service.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first set forth above.

BISHOP POWERS, LTD.
c/o Bishop Capital Corporation
716 College View Drive
Riverton, WY 82501

By: Bishop Capital Corporation, its General Partner

By:
   ------------------------------------------------


STATE BANK & TRUST OF COLORADO SPRINGS
111 South Tejon Street
Colorado Springs, CO 80903

By:
   ------------------------------------------------


LAWYERS TITLE INSURANCE COMPANY
555 East Pikes Peak Avenue
Colorado Springs,  CO 80903

By:
   ------------------------------------------------

(m:bp-state.co3/2-28-97)


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


                                   EXHIBIT A

                               LEGAL DESCRIPTION

LOT 2 AS SHOWN ON THE CONCEPT PLAN ATTACHED TO THE VACANT LAND/FARM AND RANCH CONTRACT TO BUY AND SELL REAL ESTATE AND INCORPORATED HEREIN, CONTAINING 40,000 SQUARE FEET.




(m:bp-state. co3/2-28-97)

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


                                   EXHIBIT B
                              ON SITE IMPROVEMENTS

               ITEM                                          AMOUNT
               ----                                          ------






(m:bp-state. co3/2-28-97)

                                   EXHIBIT C
                             OFF SITE IMPROVEMENTS



               ITEM                                COMPLETION DATE
               ----                                ---------------

(m:bp-state.co3/2-28-97)

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